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                              TERMINATION AGREEMENT
                                       and
                                     RELEASE
                                       and
                    AGREEMENT TO PROVIDE CONSULTING SERVICES
                                     between
                                LEONARD WASSERMAN
                                       and
                                TODAY'S MAN, INC.




         This Agreement ("Agreement") is made this 31st day of January 2000 by and between Leonard Wasserman, residing at 191 Presidential Boulevard Apartment #831, Bala Cynwyd, Pennsylvania 19004 ("Consultant" or "Wasserman") and Today's Man, Inc., with an address at Moorestown West Corporate Center, 835 Lancer Drive, Moorestown, New Jersey 08057 ("TM"). Wasserman and TM are each a party to this Agreement and are collectively referred to hereunder as the "Parties".

         NOW, THEREFORE, in consideration of the promises, agreements and undertakings set forth herein, and other good and valuable consideration which the Parties deem adequate, and in addition, following Wasserman's separation from TM as Executive Vice President, TM desires to retain Wasserman as an independent contractor to consult on special projects and Wasserman desires to serve in such capacity on the terms and conditions set forth herein, Wasserman and TM each agree to be legally bound to all the terms and conditions set out in this Agreement as follows:

         1. Definitions. As used in this Agreement, any reference to TM shall include its


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                  predecessors and successors, and all of its past, present and future shareholders, directors, officers, employees (other than Wasserman), representatives, attorneys, agents, assigns, controlling corporations, affiliates and subsidiaries; and any reference to Wasserman shall include his respective heirs, administrators, representatives, executors, legatees, successors, attorneys, agents and assigns.

         2. Consulting Duties. Effective February 1, 2000, Wasserman will cease his regular employment as Executive Vice President of TM. For a period of twenty-one (21) months commencing February 1, 2000, Wasserman will, upon request of the Chairman of the Board or CEO of TM, make himself available from time to time to perform such consulting assignments as shall be mutually agreed upon. Wasserman's consulting obligation to TM shall not be deemed to preclude him from consulting with, or becoming employed by, any other entity.

         3.       General Release.   Wasserman acknowledges that TM has met any
                  and all obligations arising from his prior relationships with TM. Wasserman hereby releases and forever discharges TM of and from any and all claims of any kind, whether or not now known, which Wasserman ever had, now has or hereafter may have, individually or in any other capacity, against TM relating to anything that occurred before the signing of this agreement arising out of his relationship with TM, and specifically including all contract claims, including but not limited to, claims under the severance pay plan, and all common law claims, all claims under the Age Discrimination in Employment Act, the Civil Rights Act of 1964, as amended, the New Jersey Law Against



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                  Discrimination, the New Jersey Conscientious Employee
                  Protection Act, the Pennsylvania Human Relations Act, Older Workers Benefit Protection Act and any other federal, state or local law or regulation. It is understood that this release does not apply to any claim arising out of events occurring after the date of this Agreement.

         4. Employment Rights. Wasserman expressly acknowledges that he is aware of his legal right to consider this Agreement for a period of twenty-one (21) days and that the Agreement will remain open during this period. At the sole option of Wasserman, this Agreement may be executed prior to the expiration of this twenty-one (21) day period. TM hereby advises Wasserman to consult with an attorney prior to executing this Agreement. Wasserman acknowledges that he has done so since being given this Agreement. Further, Wasserman has the right to revoke this Agreement within seven (7) days of the execution thereof. Wasserman expressly agrees that any notice of revocation hereunder shall be in writing and shall be deemed to have been duly given to TM if hand-delivered, or if mailed, postage prepaid, by certified mail, return receipt requested, within seven (7) days of the execution of this Agreement to Mycal Webster, Human Resources Department, Moorestown West Corporate Center, 835 Lancer Drive, Moorestown, NJ 08057. The Agreement shall not become effective until after such seven (7) day period has expired. Wasserman understands that if he revokes this Agreement, he will not be entitled to the monies provided for hereunder.


         5. Proprietary Information. At all times both during and after this Agreement, Wasserman shall not, except with TM's express prior written consent, directly

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                  or indirectly, communicate, disclose or divulge to any
                  individual, sole proprietorship, joint venture, partnership, corporation, association or any governmental or non-governmental entity or authority (collectively "Person") or use for his own benefit or the benefit of any Person, any confidential or proprietary knowledge or information (no matter when or how acquired), concerning the conduct and detail of the business of TM.

         6.       Return of Property.

                  a. Upon execution of this Agreement, Wasserman will immediately return to TM all of its "Property." "Property" means all assets, correspondence, files, customer and prospects lists, other lists, price books, catalogues, technical data, notes, memoranda, drawings, papers, books, disks, computers and related materials, tapes, documents and any other materials which contain business, confidential and/or proprietary information of TM. Property also means all duplicates or copies thereof.

                  b. Should Wasserman require any of TM's Property to fulfil his obligations under this Agreement such Property will be provided as determined by TM.

         7 Nature of Consulting Relationship. Wasserman shall perform his consulting duties in his capacity as an independent contractor and not an employee of TM. Wasserman shall be free to exercise his discretion and independent judgment as to method and means of performance of his services pursuant to this Agreement and shall in no sense be considered to be an employee. Wasserman will devote such business time and effort to the services set forth



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                  hereunder to fully, timely and properly complete all assigned projects and tasks. Wasserman will perform on a best effort basis and shall be provided with appropriate personnel and equipment as to be agreed.

         8. Non disparagement. Wasserman and TM both agree that they will make no statements calculated or intended to be harmful or derogatory concerning each of them or their respective officers, agents, or employees, except as required under subpoena or other governmental compulsion.

         9. Non solicitation. Wasserman agrees that for the term of this Agreement, he will not solicit or seek to persuade any employee, consultant or independent contractor of TM to discontinue his/her employment or relationship with TM, or to become employed or engaged in any business directly or indirectly competitive with TM.

         10.      Payment to Wasserman.

                  a. In consideration for the promises, agreement and undertakings set forth herein, TM agrees to pay Wasserman Twenty-One Thousand, Six Hundred Forty-Two Dollars and sixty-seven cents ($21,642.67) on February 1, 2000 and on the first day of each succeeding calendar month through and including October 1, 2001.

                  b. TM will also pay Wasserman health insurance premiums at the same level of coverage on the date hereof through October 31, 2001.

                  c. In addition to any other remedies available to it, upon receipt of competent evidence of any breach of this Agreement by Wasserman, TM may cease payment under this paragraph, provided it first notifies Wasserman and affords an opportunity for discussion and/or



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                           remediation within thirty (30) days of such notice.

                  d. If TM breaches this Agreement by missing any payment required hereby (a payment which is not made within seven (7) days of written notice from Wasserman to TM
                           - Attention CFO is a missed payment) then in his sole discretion, Wasserman may:( i) sue to enforce the terms of this Agreement; or (ii) pursue before the appropriate Courts or Agencies any claims previously waived in this Agreement. TM agrees not to plead any statute of limitations as an affirmative defense in the event of pursuing such claims.

         11. Nature of Agreement. It is understood and agreed by the parties that this Agreement does not constitute an admission of liability or wrongdoing on the part of TM; and that by entering into this Agreement, TM does not admit that there has been any unlawful or wrongful act whatsoever committed against any party or person, which makes TM liable in any manner. Except to the extent necessary to enforce the Agreement, it is further agreed that neither this Agreement nor any part of it is to be considered or used or admitted into evidence in any proceeding of any character, judicial, administrative, or otherwise. In the event this Agreement is not finally consummated, it and any preceding discussions concerning the proposed terms of this Agreement shall be without prejudice to any party, and shall not be used in any subsequent proceeding, judicial, administrative, or otherwise.


         12. Entire Agreement. This Agreement contains and constitutes the entire understanding and agreement between the parties hereto and supersedes and cancels all previous negotiations, agreements, commitments, and writings in connection herewith.



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                  Wasserman affirms that the only consideration for the signing of this Agreement are the terms stated herein, and no other promises or agreements of any kind have been made to or with him by any person or entity whatsoever to cause him to sign this Agreement, and that he fully understands the meaning and intent of this Agreement.

         13. Amendment. This Agreement shall be binding upon Wasserman and TM and may not be abandoned, supplemented, amended, changed, or modified in any manner, orally or otherwise, except by an instrument in writing of concurrent or subsequent date, signed by Wasserman and a duly authorized representative of TM.

         14. Construction. This Agreement shall be governed by and construed in accordance with the laws of the State of New Jersey.

                  The captions herein are inserted for convenience and do not constitute a part of this Agreement and shall not be admissible for the purposes of providing the intent of the parties.

                  Wasserman states and represents that he has carefully read this Agreement, that he has discussed it with his attorney, understands the contents hereof, freely and voluntarily assents to all the terms and conditions hereof, and signs the same as his own free act. TM represents and warrants that this Agreement is the duly authorized act of TM and that the undersigned has the actual authority to execute this Agreement on behalf of TM and bind it to the obligations set forth herein.



           /s/ Leonard Wasserman                                    01/31/00
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               Leonard Wasserman                           Date


For Today's Man, Inc.

           /s/ Frank E. Johnson                                     01/31/00
-----------------------------------------------------      ---------------------
               Frank E. Johnson, EVP & CFO                 Date